c

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 30, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

CALIFORNIA	0-22750	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

Royale Energy, Inc., (“Royale”), and Royale Energy Holdings, Inc., Royale Merger Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation (“Matrix”) have adopted an amendment to the amended and restated Agreement and Plan of Merger and Reorganization dated December 31, 2016 (the “Merger Agreement”).  The amendment extends the outside termination date for the merger from January 31, 2018, to February 14, 2018.  The parties agreed to the extension in order to finalize the terms under which the secured lender to Matrix will consent to the merger, as required by the Merger Agreement.  The outside termination date is the date, after which, either Royale or Matrix may terminate the Merger Agreement if it has not yet been closed and the failure to close is not due to the failure of the terminating party to perform or comply with any of its covenants or agreements to be performed under the Amended and Restated Merger Agreement.

The complete text of the Amendment filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

This current report and exhibits contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes and the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Royale and Matrix in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to:  the possibility that the companies may be unable to obtain stockholder or limited partner approval or satisfy the other conditions to closing; the possibility that the companies may be unable to obtain the consent of Matrix’s senior secured lender; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas); risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; revisions to reserve estimates as a result of changes in commodity prices; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; further declines in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Royale’s annual report on Form 10-K for the year ended December 31, 2016 and quarterly report for the period ended September 30, 2017, recent current reports on Form 8-K, and other SEC filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Royale and Matrix undertake no obligation to revise or update publicly any forward-looking statements, except as required by law.

Item 9.01.               Financial Statements and Exhibits.

(d)            Exhibits .

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1
Sixth Amendment to the Amended and Restated Agreement and Plan of Merger dated December 31, 2016, among Royale, Royale Energy Holdings, Inc., a Delaware corporation, Royale Merger Sub, Inc., Matrix Merger Sub, Inc., and Matrix Oil Management Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: February 1, 2018	By:	/s/ Stephen M. Hosmer
	Name:	Stephen M. Hosmer
	Title:	Chief Financial Officer